UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.     )

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Atlas Energy, Inc.

(Name of Registrant as Specified in Its Charter)

Atlas Pipeline Holdings, L.P.

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Contact:	Investor Relations
(877) 280-2857
(215) 553-8455 (fax)

ATLAS PIPELINE HOLDINGS, L.P. ANNOUNCES AGREEMENT TO

ACQUIRE UPSTREAM OIL & GAS ASSETS FROM ATLAS ENERGY, INC.

•	Partnership intends to develop E&P MLP platform for future growth

•	Transaction is expected to be immediately accretive; annualized distributable cash flow per unit expected to be in a range of $0.70 to $0.80 following the closing of the transaction

•	Partnership will cease to be controlled

•	Conference call to be held today at 1 p.m. ET to discuss the transaction and strategy for the business

Philadelphia, PA, November 9, 2010 – Atlas Pipeline Holdings, L.P. (NYSE: AHD) (the “Partnership” or “AHD”) announced today that it has entered into an agreement to acquire from its parent, Atlas Energy, Inc. (NASDAQ: ATLS), all of Atlas Energy’s interests in the investment management business and certain producing oil & gas assets for total consideration of approximately $250 million, consisting of approximately $220 million of newly issued AHD common units and $30 million in cash. Upon closing of the transaction, the Partnership will acquire the equity interest in its general partner currently owned by Atlas Energy and, therefore, cease to be controlled. Atlas Energy will also distribute to its stockholders all of the AHD common units held by Atlas Energy, or approximately 41 million AHD common units out of the approximately 51 million AHD common units expected to be outstanding after the transaction. Following the transaction, the Partnership will own the business and assets that it acquired from Atlas Energy as well as its existing general partnership interest in Atlas Pipeline Partners, L.P. (NYSE: APL) and the associated incentive distribution rights, as well as approximately 5.8 million of APL common units, or 10.8% of the outstanding units of APL.

Management believes that this transaction should be immediately accretive to the Partnership upon closing. Annualized distributable cash flow for the Partnership is expected to increase to a range of $0.70 to $0.80 per common unit following closing, as compared to third quarter 2010 annualized distributable cash flow of $0.20 per unit.

The completion of the transactions is subject to the subsequent completion of Chevron’s acquisition of Atlas Energy, and to the completion of Atlas Energy’s acquisition of a 49% interest in Laurel Mountain Midstream, LLC from APL. Earlier today, Atlas Energy announced that it reached a definitive agreement to be acquired by Chevron Corporation (NYSE: CVX) (“Chevron”) for total consideration of approximately $4.3 billion. Atlas Energy also announced that it reached a definitive agreement with APL to acquire from APL a 49% interest in Laurel Mountain Midstream, LLC for $403 million in cash. The transaction between the Partnership and Atlas Energy, including the sale of the assets, the contribution by Atlas Energy of the equity interest in AHD’s general partner to the Partnership, and the distribution of AHD common units to the Atlas Energy stockholders, is expected to close immediately preceding Chevron’s acquisition of Atlas Energy and concurrently with Atlas Energy’s acquisition of the interest in Laurel Mountain Midstream.

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Gene Dubay, Chief Executive Officer of the Partnership, commented, “This transaction is a tremendous event for Atlas Pipeline Holdings. We have created a solid platform for substantial future growth with a proven management team in order to expand our upstream assets. We look forward to creating increasingly strong returns.”

The Partnership agreed to acquire the following assets from Atlas Energy:

•	All of Atlas Energy’s interest in the investment management business, including all of the ongoing fees related to managing the partnerships;

•

Approximately 175 Bcfe of net proved reserves, and approximately 35 Mmcfe per day of long-lived, production in the Marcellus Shale, New Albany Shale, Antrim Shale, Chattanooga Shale, and Niobrara formation, as well as low-decline shallow production primarily in Pennsylvania, Ohio, and New York;

•	100% interest in Atlas Pipeline Holdings, GP LLC; and,

•	Atlas Energy’s GP and LP interest in Lightfoot Capital Partners, GP LLC.

Additionally, upon closing of the transaction, the Partnership will have in place debt financing of $70 million. Approximately $64 million would be initially borrowed to fund the cash portion of the transaction, as well as to repay a note payable of $34 million to Atlas Energy.

Citi acted as financial advisor to the special committee. Covington & Burling acted as legal advisor to the special committee, and Jones Day acted as special legal advisor to the Partnership in connection with the transaction. Jefferies & Co. Inc acted as financial advisor to Atlas Energy in connection with the transaction, and Wachtell, Lipton, Rosen & Katz acted as legal advisor to Atlas Energy.

An investor presentation summarizing the transaction will be available in the Investor Relations section of the Atlas Pipeline Holdings website at www.atlaspipelineholdings.com.

A conference call to discuss the transaction and strategy for the business will be held on Tuesday, November 9, 2010 at 1:00 p.m. ET. Interested parties are invited to access the live webcast by going to the Investor Relations section of the Atlas Pipeline Holdings website at www.atlaspipelineholdings.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Pipeline Holdings website and telephonically beginning at 3:00 p.m. ET on November 9, 2010 by dialing 888-286-8010, passcode: 46221171.

Atlas Pipeline Holdings, L.P. is a limited partnership which owns and operates the general partner of Atlas Pipeline Partners, L.P., through which it owns a 1.9% general partner interest, all the incentive distribution rights and approximately 5.8 million common limited partner units of Atlas Pipeline Partners, L.P.

Atlas Pipeline Partners, L.P. is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, and northern and western Texas, APL owns and operates five active gas processing plants as well as approximately 8,300 miles of active intrastate gas gathering pipeline. In Appalachia, APL is a 49% joint venture partner with Williams in Laurel Mountain Midstream, LLC, which manages a natural gas gathering system focused on the Marcellus Shale in southwestern Pennsylvania. For more information, visit the Partnership’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Atlas Energy, Inc. is one of the largest independent natural gas producers in the Appalachian and Michigan Basins and a leading producer in the Marcellus Shale in Pennsylvania. Atlas Energy, Inc. is also the country’s largest sponsor and manager of tax-advantaged energy investment partnerships. Atlas Energy also owns 1.1 million common units and 8,000 preferred units in Atlas Pipeline Partners, L.P. and a 64% controlling interest in Atlas Pipeline Holdings. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

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Safe Harbor for Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Atlas Pipeline Holdings, L.P. (“AHD”) cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about AHD’s potential acquisition of a drilling partnership business and other assets from Atlas Energy, Inc. (“Atlas Energy”), the separation of AHD from Atlas Energy, the potential acquisition of Atlas Energy by Chevron Corporation or any related transactions, Atlas Energy’s potential acquisition of an ownership interest in Laurel Mountain Midstream, LLC from Atlas Pipeline Partners, L.P. (“APL”), the potential separation of AHD from Atlas Energy, future financial and operating results, resource potential, and AHD’s plans, objectives, expectations and intentions and other statements that are not historical facts. Although AHD believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be attained or that the transactions will be completed and it is possible that our actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The completion of and benefits from the transactions are subject to certain risks and uncertainties, including required approvals of Atlas Energy’s stockholders for the Chevron acquisition (which is a condition to AHD’s acquisition of assets from Atlas Energy and the separation of AHD from Atlas Energy), the other conditions to the completion of the Atlas Energy-AHD transaction, and other risk factors relating to AHD’s business and its industry as detailed from time to time in AHD’s reports filed with the U.S. Securities and Exchange Commission. AHD undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to AHD’s filings with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K, for a discussion of such risks and uncertainties.

Important Additional Information About this Transaction

AHD intends to file an information statement with the U.S. Securities and Exchange Commission in connection with an amendment to the limited partnership agreement of AHD and the adoption of a new AHD stockholder equity plan, which amendment and adoption will be effective upon completion of AHD’s acquisition of Atlas Energy’s drilling partnership business and certain other assets and the separation of AHD from Atlas Energy. AHD unitholders will be able to obtain a free copy of the information statement, as well as other filings containing information about AHD, when available, without charge, at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov). In addition, copies of the information statement and other filings containing information about AHD and the potential transactions can be obtained, when available without charge, by directing a request to AHD’s investor relationship department.

AHD’s transaction with Atlas Energy is conditioned upon the subsequent completion of a merger by which Chevron Corporation will acquire Atlas Energy. Atlas Energy intends to file a proxy statement with the U.S. Securities and Exchange Commission in connection with the potential merger of Atlas Energy and Chevron Corporation. If you are a stockholder of Atlas Energy, you are urged to read the proxy statement when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Atlas Energy and the merger, when available, without charge, at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov). In addition, copies of the proxy statement and other filings containing information about Atlas Energy and the potential merger can be obtained, when available without charge, by directing a request to Atlas Energy, Attention: Investor Relations, Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, PA 15108, by phone at (412) 262-2830, or on Atlas Energy’s Internet site at www.atlasenergy.com.

Atlas Energy and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Atlas Energy stockholders in respect of the potential merger. In addition, because Atlas Energy controls the general partnership interest in Atlas Pipeline Holdings, L.P. (“AHD”), which itself controls the general partnership interest in Atlas Pipeline Partners, L.P. (“APL”), directors

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and executive officers and other members of management and employees of AHD, APL and their respective general partner may be deemed to be participants in the solicitation of proxies from Atlas Energy stockholders in respect of the potential merger. You can find information about Atlas Energy’s executive officers and directors in Atlas Energy’s definitive annual proxy statement filed with the SEC on April 13, 2010, information about the executive officers and directors of the general partner of AHD in the annual report on Form 10-K for AHD filed with the SEC on March 5, 2010, and information about the executive officers and directors of the general partner of APL in the annual report on Form 10-K for APL filed with the SEC on March 5, 2010. You can obtain free copies of Atlas Energy’s annual proxy statement, and Atlas Energy’s proxy statement in connection with the merger (when it becomes available), by contacting Atlas Energy’s investor relations department. You can obtain free copies of AHD’s annual report and APL’s annual report by contacting the investor relations department of AHD and APL, respectively. Additional information regarding the interests of such potential participants will be included in the proxy statement, the information statement and the other relevant documents filed with the SEC when they become available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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[Graphic Appears Here]

Safe Harbor Statement

Safe Harbor for Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Atlas Pipeline Holdings, L.P. ( AHD ) cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about AHD s potential acquisition of a drilling partnership business and other assets from Atlas Energy, Inc. ( Atlas Energy ), the separation of AHD from Atlas Energy, the potential acquisition of Atlas Energy by Chevron Corporation or any related transactions, Atlas Energy s potential acquisition of an ownership interest in Laurel Mountain Midstream, LLC from Atlas Pipeline Partners, L.P. ( APL ), the potential separation of AHD from Atlas Energy, future financial and operating results, resource potential, and AHD s plans, objectives, expectations and intentions and other statements that are not historical facts. Although AHD believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be attained or that the transactions will be completed and it is possible that our actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The completion of and benefits from the transactions are subject to certain risks and uncertainties, including required approvals of Atlas Energy s stockholders for the Chevron acquisition (which is a condition to AHD s acquisition of assets from Atlas Energy and the separation of AHD from Atlas Energy), the other conditions to the completion of the Atlas Energy-AHD transaction, and other risk factors relating to AHD s business and its industry as detailed from time to time in AHD s reports filed with the U.S. Securities and Exchange Commission. AHD undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to AHD s filings with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K, for a discussion of such risks and uncertainties.

Important Additional Information About this Transaction

AHD intends to file an information statement with the U.S. Securities and Exchange Commission in connection with an amendment to the limited partnership agreement of AHD and the adoption of a new AHD stockholder equity plan, which amendment and adoption will be effective upon completion of AHD s acquisition of Atlas Energy s drilling partnership business and certain other assets and the separation of AHD from Atlas Energy. AHD unitholders will be able to obtain a free copy of the information statement, as well as other filings containing information about AHD, when available, without charge, at the U.S. Securities and Exchange Commission s Internet site (www.sec.gov). In addition, copies of the information statement and other filings containing information about AHD and the potential transactions can be obtained, when available without charge, by directing a request to AHD s investor relationship department.

AHD s transaction with Atlas Energy is conditioned upon the subsequent completion of a merger by which Chevron Corporation will acquire Atlas Energy. Atlas Energy intends to file a proxy statement with the U.S. Securities and Exchange Commission in connection with the potential merger of Atlas Energy and Chevron Corporation. If you are a stockholder of Atlas Energy, you are urged to read the proxy statement when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Atlas Energy and the merger, when available, without charge, at the U.S. Securities and Exchange Commission s Internet site (www.sec.gov). In addition, copies of the proxy statement and other filings containing information about Atlas Energy and the potential merger can be obtained, when available without charge, by directing a request to Atlas Energy, Attention: Investor Relations, Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, PA 15108, by phone at (412) 262-2830, or on Atlas Energy s Internet site at www.atlasenergy.com.

Atlas Energy and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Atlas Energy stockholders in respect of the potential merger. In addition, because Atlas Energy controls the general partnership interest in Atlas Pipeline Holdings, L.P. ( AHD ), which itself controls the general partnership interest in Atlas Pipeline Partners, L.P. ( APL ), directors and executive officers and other members of management and employees of AHD, APL and their respective general partner may be deemed to be participants in the solicitation of proxies from Atlas Energy stockholders in respect of the potential merger. You can find information about Atlas Energy s executive officers and directors in Atlas Energy s definitive annual proxy statement filed with the SEC on April 13, 2010, information about the executive officers and directors of the general partner of AHD in the annual report on Form 10-K for AHD filed with the SEC on March 5, 2010, and information about the executive officers and directors of the general partner of APL in the annual report on Form 10-K for APL filed with the SEC on March 5, 2010. You can obtain free copies of Atlas Energy s annual proxy statement, and Atlas Energy s proxy statement in connection with the merger (when it becomes available), by contacting Atlas Energy s investor relations department. You can obtain free copies of AHD s annual report and APL s annual report by contacting the investor relations department of AHD and APL, respectively. Additional information regarding the interests of such potential participants will be included in the proxy statement, the information statement and the other relevant documents filed with the SEC when they become available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Transaction Overview

Atlas

Pipeline Holdings ( AHD ) announced today a highly strategic transformation whereby it will acquire certain assets from Atlas Energy, Inc. ( Atlas Energy ) (the Acquisition ) in exchange for approximately $220 million in newly-issued AHD units and $30 million in cash

These	acquired assets include:

Significant	natural gas / oil producing properties

Large	acreage dedication in attractive US shale plays

Certain	midstream assets

GP/LP	interest in Lightfoot Capital Partners

AHD	will also receive its non-economic GP from Atlas Energy

In	addition to the Acquisition, a number of other transactions will occur that positively impact current AHD unitholders

Atlas	Pipeline Partners LP ( APL ) is divesting its 49% stake in Laurel Mountain Midstream ( LMM ) to Atlas Energy in exchange for $403 million in cash

Atlas	Energy will be acquired by Chevron; its shareholders will receive cash and a distribution of the AHD units held by Atlas Energy (including the AHD units issued to it as part of the Acquisition)

Transaction Rationale

Establishes dual paths to accelerate distribution growth

Sizable E&P platform

Proven management team

Existing production from shallow decline reserves

Minimal leverage

Active market for acquisitions

GP / LP interests in APL poised to benefit from sale of LMM stake

Near-term capital burden eliminated

Further enhanced balance sheet

Ability to grow into its distribution tiers at a faster pace

Attractive unitholder / governance profile

As a result of the distribution of AHD units to Atlas Energy shareholders, free float increases from 10 million units to 51 million units (from 36% to 100%)

Control of AHD GP, combined with a larger Board, improves governance / independence

Strategic Flexibility Dramatically Enhanced at AHD and APL

Addition of approximately $40 million of distributable cash flow, as well as minimal leverage, creates platform for growth

Current APL Distribution Sharing
Current APL Distribution Sharing
Sharing		Quarterly
GP	LP	Dist.
2%	98%	0.00 - 0.42
15%	85%	0.43 - 0.52
25%	75%	0.53 - 0.60
50%	50%	>0.60
Near-term APL Distribution Sharing
Sharing		Quarterly
GP	LP	Dist.
2%	98%	0.00 - 0.42
15%	85%	0.43 - 0.52
25%	75%	0.53 - 0.60
50%	50%	>0.60

Significant Increase in Distributions

Future distributions in 2011 expected to grow as a result of the new platforms at both AHD and APL

$64 million of net debt at AHD (PF Q3) and ~ $120 million of net debt at APL (PF Q3)

Overview of Assets Acquired from Atlas Energy

One of the largest operators in the Appalachian Basin (Pennsylvania, Ohio, New York,

Tennessee) and the largest operator in the Michigan Antrim Shale

Close proximity to major natural gas consuming regions

Current proved reserves of 175 Bcfe; current net daily production of ~35 MMcfe/d

Oil & Gas Production

96% proved developed, R/P > 28

Assets

Approximately 71% of the reserves are held within the Partnership Program

Investment management business also provides fee margin to AHD for managing production / operations and administrative oversight

These are the same Partnership Programs that have been run by Atlas or its predecessors since 1968

Proved Reserve Volumes (Bcfe) Appalachia Michigan Other Total

Proved Developed 98.1 22.3 48.1 168.5 Proved Undeveloped 7.0 0.0 0.8 7.8 Total Proved Reserves 105.1 22.3 48.9 176.3

% Proved Developed 93.4% 100.0% 98.3% 95.6% % of Total Company Reserves 59.6% 12.7% 27.7% 100.0%

Proved reserves as of 6/30/2010

Conclusions

The AHD management team is excited to announce today s strategic transformation and believes its new platform for growth with an established infrastructure can provide a tremendous opportunity

Strategic flexibility

AHD:	opportunity to build out E&P platform by proven operators

APL:	organic / external growth to capture greater near-term cash flows

Financial rationale

Immediate	accretion to cash flow upon closing

Minimal	leverage at AHD and APL allows pursuit of strategic options

Room	to grow into higher APL distribution tiers at a faster pace

Increase	unitholder float from ATLS distribution of AHD units